SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 15, 1999


                         GREKA Energy Corporation
            (Exact name of registrant as specified in its charter)

         Colorado                  0-20760                     84-1091986
(State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)



630 Fifth Avenue, Suite 1501
New York NY                                                       10111
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 218-4680


                          Horizontal Ventures, Inc.
           (Former name or former address, if changed since last report)


Item 2.   Acquisition or Disposition of Assets.

   On March 22, 1999, the registrant, which has changed its name from Horizontal Ventures, Inc. to GREKA Energy Corporation as discussed in Item 5 below, announced the shareholder approval of the acquisition of Saba Petroleum Company under the Agreement and Plan of Merger dated December 18, 1998, as amended February 16, 1999, among Horizontal Ventures, Inc., HVI Acquisition Corporation, and Saba. Under the merger agreement, on March 24, 1999 each outstanding share of Saba common stock was converted into the right to receive shares of the registrant's common stock based on a ratio of one share of the registrant's common stock for each six shares of Saba common stock, with cash to be paid in lieu of any resulting fractional shares.

    This resulted in the total number of shares outstanding as of the effective date of the Merger being approximately 4,194,969 shares.

    The press release dated March 22, 1999 of GREKA Energy and Saba announcing the shareholder approval of the merger is furnished as Exhibit 99.1 to this report.

    The registrant cautions that the press release contains forward-looking statements that include statements concerning the benefits expected to result from the merger, including:

    *    synergies in the form of increased revenues,

    * decreased expenses and avoided expenses and expenditures that are expected to be realized after the merger, and

    * the complementary nature of the registrant's horizontal drilling technology and some of Saba's oil reserves.

Significant factors that could prevent the registrant from achieving its stated goals include:

    * failure by the registrant to integrate the respective operations of the registrant and Saba or to achieve the synergies expected from the merger,

    *    declines in the market prices for oil and gas, and

    * adverse changes in the regulatory environment affecting the registrant.

Item 5.   Other Events.

    Effective March 22, 1999, the registrant amended its articles of incorporation to change its name from Horizontal Ventures, Inc. to GREKA Energy Corporation. The Articles of Amendment to Articles of Incorporation are filed with the SEC as Exhibit 3.1 to this report.

    Additionally, on March 15, 1999 the Company entered into a term sheet with RGC International Investors, L.D.C. ("RGC") to exchange the balance of the Saba Petroleum Company Series A Convertible Preferred Stock for a Secured Note to be negotiated and thereafter issued by the Company to RGC.

Item 7.   Financial Statements and Exhibits.

    (a) The financial statements of Saba for the years ended December 31, 1998 and 1997 are not included in this initial report but in accordance with the rules of the Securities and Exchange Commission will be filed with the registrant's 1998 Annual Report on Form 10-KSB.

    (b) The pro forma financial statements of the registrant giving effect to the acquisition of Saba are not included in this initial report but in accordance with the rules of the Securities and Exchange Commission will be filed with the registrant's 1998 Annual Report on Form 10-KSB.

    (c)   The following exhibits are furnished as part of this report:

          Exhibit 3.1 Articles of Amendment to Articles of Incorporation effective March 22, 1999.

          Exhibit 99.1 Press release of GREKA Energy Corporation and Saba dated March 22, 1999.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 1999                  GREKA ENERGY CORPORATION

                                        /s/ Randeep S. Grewal
                                     By: ___________________________________
                                         Randeep S. Grewal, Chairman, Chief
                                         Executive Officer and President